EXHIBIT 10.4

                               MEDICOR FOUNDATION
                        c/o Jura Trust Aktiengesellschaft
                                  Haus Gafadura
                                  Mitteldorf 1
                                  Postfach 838
                                  FL-9490 Vaduz
                                  Liechtenstein


Westport Investments Limited
Lyford Manor
Lyford Cay
P O Box N-7776
Nassau, Bahamas

Gentlemen:


     The Council of Medicor is extremely grateful to the Board of Westport Investments for the most generous gift of shares in Westport Resources Corporation.

Although Medicor Foundation is an independent charitable foundation obliged by its statutes to pursue purely charitable works we also obviously have an obligation to ensure that the investments and assets owned by the Foundation provide for that charitable responsibility efficiently. We therefore wish to see that this holding in Westport Resources is managed in accordance with that responsibility.

We understand that until now your wholly-owned subsidiary, Westport Energy LLC, has been a party to a Shareholders Agreement between the other two major shareholders and the Company. We have been advised that this Agreement has had to be modified for the purposes of the gift you have made to us so that we become a party to the agreement.

Having considered matters carefully we have come to the conclusion that it would be in the best interest of Medicor Foundation, and we believe Westport Investments, to enter into an agreement so that we act jointly in relation to any action required as regards the Westport Resources stock which will now be held, directly or indirectly, by both of us.

In the circumstances this letter is to reflect our agreement as to the voting of shares and other matters that may arise under the Third Amended and Restated Shareholders Agreement among Westport Resources Corporation, the undersigned, you, in your capacity as manager of Westport Energy LLC and the other parties named therein.

The Shareholders Agreement provides for the voting of shares by the shareholders of Westport Resources Corporation in order to maintain the specified composition of the board of directors,


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which includes three directors who are appointed specifically to represent the total shareholding currently held by Westport Investments (through Westport Energy LLC) and Medicor Foundation. You and we hereby agree to vote or cause to be voted all shares of Westport Resources Corporation held separately by each of us to maintain such board composition, and purely for the sake of administrative convenience, you have granted Medicor Foundation the power to vote all of your shares for this purpose.

However, each of us retains the power independently to vote and dispose of its shares of Westport Resources Corporation stock.

In addition, each of Medicor Foundation and Westport Investments agrees to vote or cause to be voted its shares of Westport Resources Corporation stock, such that the parties will have board representation as follows:

     (i) so long as Westport Energy LLC and Medicor Foundation have the right to designate three directors under the Shareholders Agreement (by reason of their owning in the aggregate 18% or more of the Company's then outstanding common stock) then Westport Investments shall have the right to designate one director and Medicor Foundation shall have the right to designate two directors;

     (ii) so long as Westport Energy LLC and Medicor have the right to designate two directors under the Shareholders Agreement (by reason of their aggregate ownership falling below 18%) Medicor shall have the right to designate both directors; and

     (iii) so long as Westport Energy LLC and Medicor have the right to designate one director under the Shareholders Agreement (by reason of their aggregate ownership falling below 8%), Medicor shall have the right to designate such director.

The Shareholders Agreement also provides for the approval by the shareholders of Westport Resources Corporation of certain corporate actions and transactions. Medicor Foundation agrees to consult with Westport Energy LLC as to all such matters in advance of granting any such consent or approval.

The parties agree to cooperate as to any other matters that may arise under the Shareholders Agreement and in connection with the donation of Westport Resources Corporation stock to Medicor Foundation, including any required filings with the United States Securities and Exchange Commission.

                           (signature page to follow)


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                                MEDICOR FOUNDATION

                                By: /s/ Ursula Haas
                                    -----------------------------------
                                    Name:   Ursula Haas
                                    Title:  President
                                    Date:   February 14, 2003


                                By: /s/ Michael Russell
                                    ------------------------------------
                                    Name:   Michael Russell
                                    Title:  Member of Council
                                    Date:   February 14, 2003

Agreed:

WESTPORT ENERGY LLC

By:  WESTPORT INVESTMENTS LIMITED, Manager

By:  /s/ Robert A. Haas
     -----------------------------------------
     Name:  Robert A. Haas
     Title: Vice President
     Date:  February 14, 2003